Exhibit 24

HARBOURVEST PRIVATE INVESTMENTS FUND

POWER OF ATTORNEY

Each of the persons whose name appears below hereby severally constitutes and appoints each of Monique Austin, Peter Mahoney, Daniel Chisholm, Nicholas Misciagna, Adam Freedman and Jeffrey Coleman and each of them singly, with full powers of substitution and resubstitution, his or her true and lawful attorney, with full power to sign for him or her, and in his or her name and in the capacities indicated below, any and all Forms 3, 4, and 5 at HarbourVest Private Investments Fund (the “Fund”) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, and Section 30(h) of the Investment Company Act of 1940, as amended (the “1940 Act”), any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed pursuant to the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act), and the rules thereunder (collectively, the “Applicable Laws”), and to file the same, with all exhibits thereto, and other agreements, documents and other instruments in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in his or her name and on his or her behalf in connection therewith as such attorney deems necessary or appropriate to comply with the Applicable Laws and all related requirements, granting unto such attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney lawfully could do or cause to be done by virtue hereof.

Each of the persons whose name appears below hereby acknowledges that the attorneys-in-fact, in serving in such capacity at his or her request, are not assuming, nor is the Fund assuming, any of his or her responsibilities to comply with the Applicable Laws. This Power of Attorney shall remain in full force and effect until revoked in a signed writing delivered to the attorneys-in-fact.

/s/ Paula Drake
Paula Drake	November 19, 2025
Officer of Harbourvest Registered Advisers L.P.
/s/ John Toomey
John Toomey	November 19, 2025
Officer of Harbourvest Registered Advisers L.P.
/s/ Robert MacGoey
Robert MacGoey	November 20, 2025
Officer of Harbourvest Registered Advisers L.P.